Exhibit 10.2

ISDA
International Swap Dealers Association, Inc.

SCHEDULE
to the
Master Agreement

dated as of September 28, 2007

between

HSBC Bank USA, National Association (“Party A”) and
Hyundai Auto Receivables Trust 2007-A (“Party B”)

Part 1. Termination Provisions.

(a)	The following shall apply:

(i) Termination by Party A - Events of Default. Notwithstanding the provisions of Section 5(a), the only events which will constitute Events of Default when they occur in relation to Party B will be those events specified in Sections 5(a)(i) (Failure To Pay Or Deliver), Section 5(a)(iii)(1) (Credit Support Default) solely with respect to the return of Posted Collateral and Section 5(a)(vii) (Bankruptcy), provided that with respect to Party B the provisions of Section 5(a)(vii) clauses (2), (7) and (9) will not be applicable as an Event of Default; clause (3) will not apply to Party B to the extent it refers to any assignment, arrangement or composition that is effected by or pursuant to the Indenture; clause (4) will not apply to Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of its Affiliates; clause(6) will not apply to Party B to the extent that it refers to (i) any appointment that is contemplated or effected by the Indenture (as defined herein) or (ii) any appointment that Party B has not become subject to); clause (8) will not apply to Party B to the extent that it applies to Section 5(a)(vii)(2), (4), (6), and (7) (except to the extent that such provisions are not disapplied with respect to Party B).

Accordingly, the provisions of Section 5(a)(ii) (Breach Of Agreement), the provisions of Section 5(a)(iii) (Credit Support Default) (other than Section 5(a)(iii)(1)), the provisions of Section 5(a)(iv) (Misrepresentation), the provisions of Section 5(a)(v) (Default Under Specified Transaction), the provisions of Section 5(a)(vi) (Cross Default), the provisions of Section 5(a)(vii) (Bankruptcy) set forth in the proviso in the preceding paragraph and the provisions of Section 5(a)(viii) (Merger Without Assumption) will in no circumstances be regarded as having given rise to an Event of Default with respect to Party B.

(ii) Termination by Party A - Termination Events Notwithstanding the provisions of Section 5(b), and save as otherwise provided herein, the only events which will constitute Termination Events when they occur in relation to Party B will be those events specified in Section 5(b)(i) (Illegality), Section 5(b)(ii) (Tax Event), Section 5(b)(iii) (Tax Event Upon Merger) and Section 5(b)(v) (Additional Termination Event); provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party. Accordingly, the provisions of Section 5(b)(iv) (Credit Event Upon Merger) will not be regarded as having given rise to a Termination Event with respect to Party B.

(iii) Termination by Party B - Events of Default and Termination Events. Save as otherwise provided herein, the provisions of Section 5 will apply with respect to Party A without amendment. For purposes of Section 5(a)(vi) (Cross Default), the Threshold Amount applicable to Party A shall be 3% of shareholder equity (excluding deposits).

Notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless the Moody’s Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Moody’s Rating Second Trigger Requirements did not apply.

(b)	“Specified Entity” none specified in relation to either Party A or Party B.

(c)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(d)	The “Automatic Early Termination” provision of Section 6(a) of this Agreement will not apply to Party A and will not apply to Party B.

(e)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

Market Quotation will apply and the Second Method will apply; provided, however, with respect to an early termination in which Party A is the Defaulting Party or sole Affected Party in respect of an Additional Termination Event or Tax Event Upon Merger, notwithstanding Section 6 of this Agreement, the following amendment to this Agreement set forth in paragraphs (i) to (vi) below shall apply:

(i) The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).”

(ii) The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a)  if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)  if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and one or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations;

(c)  if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B’s Loss (whether positive or negative and without reference to Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions; and

(d)  at any time on or before such Early Termination Date at which two or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value).“

(iii) For the purpose of sub-paragraph (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

(iv) Party B undertakes to use its reasonable efforts to obtain at least one Market Quotation before the Early Termination Date.

(v) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Early Termination Date.

(vi) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

“Second Method and Market Quotation”. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).”

(f)	“Termination Currency” means U.S. Dollars.

(g)	Additional Termination Event will apply. Each of the following events shall constitute an Additional Termination Event hereunder:

(i) Liquidations of Collateral. The following shall constitute an Additional Termination Event in which Party B shall be the sole Affected Party: Any liquidation of the Collateral occurs following an Event of Default under the Indenture or the Notes are otherwise redeemed or prepaid in full other than in connection with an optional purchase of Receivables pursuant to Section 9.01 of the Sale and Servicing Agreement.

(ii) Amendment to Indenture. The following shall constitute an Additional Termination Event in which Party B shall be the sole Affected Party: An amendment and/or supplement is made to the Indenture without the prior written consent of Party A if such amendment and/or supplement would materially and adversely affect Party A’s interests hereunder or under the Transaction and such consent is required under the Indenture.

(iii) Regulation AB Financial Disclosure. The following shall constitute an Additional Termination Event in which Party A shall be the sole Affected Party: The failure of Party A to materially comply with or materially perform any agreement or undertaking to be complied with or performed by Party A under Part 5(t) of this Schedule.

(iv) S&P or Fitch Downgrade of Party A. The failure by Party A to post Eligible Collateral in accordance with the terms of the Credit Support Annex or to obtain a Eligible Guarantee in accordance with Part 5(q) of this Schedule or to transfer its rights and obligations hereunder to an Eligible Replacement in accordance with Part 5(q) of this Schedule shall constitute an Additional Termination Event for which Party A shall be the sole Affected Party.

(v) Moody’s First Rating Trigger Collateral. The following shall constitute an Additional Termination Event in which Party A is the sole Affected Party: Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and either (x) the Moody’s Second Rating Trigger Requirements do not apply or (y) less than 30 Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply.

(vi) Moody’s Second Rating Trigger Replacement. The following shall constitute an Additional Termination Event in which Party A is the sole Affected Party: (x) The Moody’s Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply and (y) (A) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(e) below and/or (B) at least one entity with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

(A) The “Moody’s First Rating Trigger Requirements” shall apply so long as no Relevant Entity has the Moody’s First Trigger Required Ratings.

An entity shall have the “Moody’s First Trigger Required Ratings” (x) where such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-1” and its long-term, unsecured and unsubordinated debt obligations are rated “A2” or above by Moody’s and (y) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A1” or above by Moody’s.

(B) So long as the Moody’s First Rating Trigger Requirements apply, Party A will at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, (x) procure an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor with the Moody’s First Trigger Required Ratings, (y) transfer to Party B the amount of Eligible Collateral required under the Credit Support Annex or (z) transfer this Agreement in accordance with Part 5(e) below.

(C) The “Moody’s Second Rating Trigger Requirements” shall apply so long as no Relevant Entity has the Moody’s Second Trigger Required Ratings.

An entity shall have the “Moody’s Second Trigger Required Ratings” (x) where such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt obligations are rated“A3” or above by Moody’s and (y) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s.

(D) So long as the Moody’s Second Rating Trigger Requirements apply, Party A will at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, either (x) procure an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings or (y) transfer this Agreement in accordance with Part 5(e) below, and in both the case of (x) and (y), transfer to Party B the amount of Eligible Collateral required under the Credit Support Annex.

In the event of an Early Termination Date in respect of a Party A Rating Downgrade, an S&P Required Ratings Downgrade, a Fitch Required Ratings Downgrade, a Moody’s First Rating Trigger Replacement or a Moody’s Second Rating Trigger Replacement and the entering into by Party B of alternative swap arrangements, Party A shall pay all reasonable out-of-pocket expenses, including legal fees and stamp taxes, relating to the entering into of such alternative swap arrangements.

Part 2. Tax Representations

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B will make the representations in (i) and (ii) below.

(i) Party A represents that it is a national banking association organized under the laws of the United States.

(ii) Party B represents that it is a Delaware statutory trust organized or formed under the laws of the State of Delaware.

Part 3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a) Tax forms, documents or certificates to be delivered are:

Party A and Party B shall promptly deliver to the other party (or as directed) any form or document accurately completed and in a manner reasonably satisfactory to the other party that may be required or reasonably requested in order to allow the other party to make a payment under a Transaction without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate, promptly upon reasonable demand by the other party.

(b) Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation of this Agreement
Party A and Party B	Evidence of the authority of the signatories of this Agreement including specimen signatures of such signatories.	Upon execution of this Agreement.	Yes

Party A	An opinion of counsel addressed to Party B in form and substance reasonably acceptable to Party B.	Upon execution of this Agreement.	No

Party B	An opinion of Party B’s counsel addressed to Party A in form and substance reasonably acceptable to Party A.	Upon execution of this Agreement.	No

Party B
A duly executed certificate of the secretary or assistant secretary of the Owner Trustee of Party B certifying the name and true signature of each person authorized to execute this Agreement and enter into Transactions for Party B.
		Upon execution of this Agreement.	Yes

Party B	Copies of executed Indenture and Sale and Servicing Agreement.	Upon execution of such Agreements	Yes

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation of this Agreement
Party A	Financial data relating to Party A, as required pursuant to Part 5(t) of this Schedule.	As required pursuant to Part 5(t) of this Schedule.	Yes

Party A
Executed Indemnification and Disclosure Agreement, among Party A, Hyundai Motor Finance Company and Hyundai ABS Funding Corporation, relating to Party A’s furnished information for use in the Prospectus and other matters.
		Upon or prior to execution of this Agreement	Yes

Part 4. Miscellaneous.

(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attention: Legal Department
Telephone No.: 212-525-8119
Facsimile No.: 212-525-6121

Address for notices or communications to Party B:

c/o Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration

With a copy to:

Hyundai Motor Finance Company
10550 Talbert Avenue
Fountain Valley, California 92708
Attention: Manager, Treasury Operations
Telephone No.: (714) 965-3124

With a copy to the Indenture Trustee at:

388 Greenwich Street, 14th Floor
New York, New York 10013
Facsimile number (212) 816-5527
Attention: Structured Finance Agency and Trust-Hyundai Auto Receivables Trust 2007-A

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent	Not applicable

Party B appoints as its Process Agent	Not applicable

(c)
Notices. Section 12(a) of the Agreement is amended by adding the words in the third line thereof after the phrase “messaging system” and before the “)” the words “; provided, however, any such notice or other communication may be given by facsimile transmission if telex is unavailable, no telex number is supplied by the party providing notice, or if answer back confirmation is not received from the party to whom the telex is sent.”

(d)	Offices. The provisions of Section 10(a) of this Agreement will apply to this Agreement.

(e)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(f)	Calculation Agent. The Calculation Agent is Party B, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(g)	Credit Support Document. Details of any Credit Support Document:

With respect to Party A:	The Credit Support Annex and any Eligible Guarantee in support of Party A’s obligations under this Agreement

With respect to Party B:	The Credit Support Annex solely with respect to Party B’s obligations under paragraph 3(b) of the Credit Support Annex

(h)	Credit Support Provider. Credit Support Provider means in relation to

Party A:	The guarantor under any Eligible Guarantee in support of Party A’s obligations under this Agreement.

Party B:	Not applicable.

(i)
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of laws doctrine except Section 5-1401 and Section 5-1402 of the New York General Obligation Law).

(j)	Netting of Payments. The limitation set forth in Section 2(c)(ii) of this Agreement will apply and therefore the netting in Section 2(c) of this Agreement will be limited to the same Transaction.

(k)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.

(l)	No Gross Up by Party B. Section 2(d)(i)(4) is hereby deleted and replaced by the following:

“(4) (A) If Party A is the party so required to deduct or withhold, then Party A shall make such additional payment as is necessary to ensure that the net amount actually received by Party B (free and clear of all Taxes, whether assessed against it or Party B) will equal the full amount Party B would have received had no such deduction or withholding been required; and

(B) if Party B is the party so required to deduct or withhold, then Party B shall make the relevant payment subject to such deduction or withholding and Party B will not be required to gross up.

For the avoidance of doubt, the fact that any payment is made by Party B subject to the provisions of (B) above shall at no time affect the obligations of Party A under (A) above.”

Part 5. Other Provisions.

(a)	ISDA Definitions

The definitions and provisions contained in the 2006 ISDA Definitions (the “2006 Definitions”) as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference into this Agreement. The Agreement and each Transaction will be governed by the 2006 Definitions as they may be officially amended and supplemented from time to time by ISDA.

For the sake of clarity, unless otherwise specified in this Agreement, the following documents shall govern in the order in which they are listed in the event of any inconsistency between any of the documents:

(i)     the Confirmation;

(ii)    the Schedule;

(iii)   the 2006 Definitions; and

(iv)  the printed form of ISDA Master Agreement.

(b)	Relationship Between Parties

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(iii) Status of Parties. Each party is acting as principal and not as agent and the other party is not acting as a fiduciary for or as an advisor to it in respect of that Transaction.

(iv) Eligible Contract Participant. It is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, 7 U.S.C. Section 1a(12).

(v) FDIC Requirements. If it is a bank subject to the requirements of 12 U.S.C. § 1823(e), the necessary action to authorize referred to in the representation in Section 3(a)(ii) includes all authorizations required under the Federal Deposit Insurance Act as amended, including amendments effected by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and under any agreement, writ, decree, or order entered into with such party’s supervisory authorities. At all times during the term of this Agreement, such party will continuously include and maintain as part of its official written books and records this Agreement, this Schedule and all other exhibits, supplements, and attachments hereto and documents incorporated by reference herein, all Confirmations, and evidence of all necessary authorizations.

(vi) ERISA. It continuously represents that it is not (i) an employee benefit plan (an “ERISA Plan”) as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title 1 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, (ii) a person or entity acting on behalf of an ERISA Plan or (iii) a person or entity the assets of which constitute assets of an ERISA Plan.” It will provide notice to the other party in the event that it is aware that it is in breach of any aspect of this representation or is aware that with the passing of time, giving of notice or expiry of any applicable grace period, it will breach this representation.

(c)
Waiver of Jury Trial. Each party hereby irrevocably waives any and all rights to trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or any Transaction contemplated hereby.

(d)
Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Agreement or affecting the validity or enforceability of such provision in any other jurisdiction unless such severance shall substantially impair the benefits of the remaining portions of this Agreement or changes the reciprocal obligations of the parties. The parties hereto shall endeavour in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

(e)	Transfers. Notwithstanding the provisions of Section 7:

(i) No transfer by Party A of this Agreement or any interest or obligation in or of Party A under this Agreement shall be effective unless:

(A)	Party B consents to such transferee;

(B)	The Rating Agency Condition shall have been satisfied;

(C)	Party A shall have given Party B, the Servicer and the Indenture Trustee at least twenty days prior written notice of the proposed transfer; and

(D)	such transfer otherwise complies with the terms of the Indenture and the other Transaction Agreements.

(ii) Except to the extent contemplated by the Indenture, neither this Agreement nor any interest in or under this Agreement may be transferred by Party B to any other entity save with Party A’s prior written consent (such consent not to be unreasonably withheld or delayed).

(iii) Paragraphs (i) and (ii) above are subject to the following exceptions:

(A) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement);

(B) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

(iv)  If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a transfer in accordance with this Part 5(e), Party B shall, at Party A’s written request and at Party A’s expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(v) Upon the effectiveness of any transfer, each of Party A and Party B shall be released (in each case to the extent of the obligations so transferred) from its obligations as a party to this Agreement without any further notification or other action.

(f)	Permitted Security Interest. For purposes of Section 7 of this Agreement, Party A hereby consents to the Permitted Security Interest.

“Permitted Security Interest” means the pledge and assignment by Party B of the Swap Collateral to the Indenture Trustee pursuant to the Indenture, and the granting to the Indenture Trustee of a security interest in the Swap Collateral pursuant to the Indenture.

“Swap Collateral” means all right, title and interest of Party B in this Agreement, each Transaction hereunder, and all present and future amounts payable by Party A to Party B under or in connection with this Agreement or any Transaction governed by this Agreement, including, without limitation, any transfer or termination of any such Transaction.

“Indenture Trustee” means Citibank, N.A. or any successor, acting as Indenture Trustee pursuant to the Indenture.

(g)	Absence of Certain Events. Section 3(b) of this Agreement is hereby amended by inserting the parenthetical “(with respect to Party A only)” immediately after the phrase “No Event of Default or”.

(h)
Events of Default. Section 5(a)(i) of this Agreement is hereby amended by changing the word “third” to “first” in the phrase “if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party”.

(i)
Payment on Early Termination. Except to the extent set forth in Section 5.05(b) of the Sale and Servicing Agreement, if an Early Termination Date occurs in respect of which Party A is the Defaulting Party or the sole Affected Party with respect to an Additional Termination Event, Party B will not be required to pay any amounts payable to Party A under Section 6(e) in respect of such Early Termination Date, and Party A will not be permitted to set-off in respect of such amounts, until payment in full of all amounts outstanding under the Notes.

(j)
No Set-Off. Party A and Party B hereby waive any and all right of set-off with respect to any amounts due under this Agreement or any Transaction, provided that nothing herein shall be construed to waive or otherwise limit the netting provisions contained in Sections 2(c) of this Agreement or Paragraph 8 of the Credit Support Annex.

(k)
Indenture. Party B hereby acknowledges that Party A is a secured party under the Indenture with respect to this Agreement, and Party B agrees for the benefit of Party A that it will not amend the Indenture in a manner which materially and adversely affects the rights or obligations of Party A under the Indenture unless Party A shall have consented in writing to such action, if such consent is required pursuant to the Indenture.

(l)
Limited Recourse. The liability of Party B to Party A hereunder is limited in recourse solely to the amounts payable to Party A from the Available Amounts and the Reserve Account Withdrawal Amount in accordance with the priority of payments set forth in Section 5.05(b) of the Sale and Servicing Agreement. The provisions of this paragraph shall survive the termination of this Agreement.

(m)
No Petition.  Party A hereby covenants and agrees that prior to the date which is one year (or, if longer, the applicable preference period) and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) it shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) it shall not commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This section shall survive the termination of this Agreement.

As used above, “Bankruptcy Remote Party” means Hyundai ABS Funding Corporation and Party B.

(n)
Confirmation. Each party acknowledges and agrees that the Confirmations executed as of the date hereof and designated as Party A Reference Numbers 486839HN and 486842HN shall be the only Transaction governed by this Agreement (it being understood that, in the event such Confirmations shall be amended (in any respect), such amendment shall not constitute (for purposes of this paragraph) a separate Transaction or a separate Confirmation). Party A and Party B shall not enter into any additional Confirmations or Transactions hereunder.

(o)	Potential Events of Default. Section 2(a)(iii) is amended by the deletion of the words “or Potential Event of Default”.

(p)
Limitation of Liability. Notwithstanding anything contained herein to the contrary, in executing this Agreement (including the Schedule, Credit Support Annex and each Confirmation) on behalf of Party B, Wilmington Trust Company (the “Owner Trustee”) and the Indenture Trustee are acting solely in its capacity as owner trustee of Party B and indenture trustee, respectively, and not in its individual capacity, and in no event shall either one of them, in their individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of Party B hereunder, for which recourse shall be had solely to the assets of Party B, except to the extent of its fraud, breach of trust or willful misconduct.

(q)
S&P and Fitch Downgrade of Party A. In the event that (i) the Relevant Entity’s short-term unsecured and unsubordinated debt rating is downgraded below “A-1” by S&P (or if its short-term rating is not available by S&P, in the event that its long-term unsecured and unsubordinated debt rating is downgraded below “A+” by S&P) and such Relevant Entity is a Financial Institution (an “S&P Approved Ratings Downgrade”) or (ii) Fitch assigns to the Relevant Entity a rating lower than the Fitch Approved Ratings ((a “Fitch Approved Ratings Downgrade”, and together with an S&P Approved Ratings Downgrade, a “Party A Ratings Downgrade”), Party A shall within two (2) Local Business Days following the date of such Party A Ratings Downgrade, give Party B, the Servicer and the Indenture Trustee written notice of the occurrence of such Party A Ratings Downgrade, and within 30 calendar days after a Fitch Approved Rating Downgrade or within 10 Business Days after an S&P Approved Ratings Downgrade, either (i) transfer (at its own cost) Party A’s rights and obligations hereunder to an Eligible Replacement promptly in accordance with Part 5(e) of this Schedule, (ii) post Eligible Collateral in accordance with the Credit Support Annex or (iii) obtain (at Party A’s expense) an Eligible Guarantee or other similar assurance in respect of Party A’s obligations under this Agreement that satisfies the Rating Agency Condition.

If (i) an S&P Required Rating Downgrade (as defined below) shall occur and be continuing with respect to a Relevant Entity or (ii) Fitch (x) assigns to the Relevant Entity a rating lower than the Fitch Required Ratings or (y)  withdraws its ratings of the Relevant Entity (each such event, a “Fitch Required Ratings Downgrade”), Party A shall within two (2) Business Days of such S&P Required Ratings Downgrade or Fitch Required Ratings Downgrade, give notice to Party B, the Servicer and the Indenutre Trustee of the occurrence of such downgrade or withdrawal, and within 10 Business Days of the occurrence of such S&P Required Ratings Downgrade or within 30 calendar days of such Fitch Required Ratings Downgrade (i) comply with the terms of the Credit Support Annex and (ii) within 60 days of the date of the S&P Required Ratings Downgrade or within 30 calendar days of such Fitch Required Ratings Downgrade, in addition to posting collateral pursuant to the Credit Support Annex (x) transfer (at its own cost) Party A’s rights and obligations hereunder to an Eligible Replacement, in accordance with Part 5(e) of this Schedule or (y) obtain (at Party A’s expense) an Eligible Guarantee or other similar assurance in respect of Party A’s obligations under this Agreement that satisfies the Rating Agency Condition, and such guaranty shall remain in effect only for so long as such downgrade or withdrawal is continuing with respect to Party A. For the purpose hereof, a “S&P Required Ratings Downgrade” shall occur with respect to a Relevant Entity (x) if such entity is a Financial Institution, its the short-term senior unsecured deposit rating is withdrawn by S&P or cease to be at least “A-2” (or if its short-term rating is not available by S&P, in the event that its long-term unsecured and unsubordinated debt rating is withdrawn or cease to be at least “BBB+” by S&P) or (y) if such entity is not a Financial Institution, at any time its short-term senior unsecured deposit rating is withdrawn or downgraded below “A-1” (or if its short-term rating is not available by S&P, in the event that its long-term unsecured and unsubordinated debt rating is withdrawn or cease to be at least “A+” by S&P).

Once an Eligible Replacement is in place, Party B shall return any such Eligible Collateral to Party A pursuant to the terms of the Credit Support Annex and to the extent such Eligible Collateral has not already been applied in accordance with this Agreement or the Credit Support Annex. Party B shall have the right to terminate this Agreement if at any time Party A fails to comply with any of its obligations under this paragraph in full and in a timely manner.

(r)	Definitions.

(i) Reference is made to that certain Sale and Servicing Agreement dated as of the date hereof (the “Sale and Servicing Agreement”) among Party B as the Issuer, Hyundai ABS Funding Corporation, Hyundai Motor Finance Company, and Citibank, N.A., as Indenture Trustee. Capitalized terms used but not defined in this Agreement or this Schedule will have the meanings ascribed to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture (as defined below).

(ii) As used herein:

“Credit Support Annex” means the 1994 ISDA Credit Support Annex between Party A and Party B dated as of the date hereof.

“Depositor” means Hyundai ABS Funding Corporation.

“Eligible Collateral” has the meaning set forth in the Credit Support Annex.

“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor that has Rated Debt as principal debtor rather than surety and is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Replacement” means an entity (A)(i) with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings and that has Rated Debt with respect to S&P and Fitch that is the subject of a legal opinion given by a law firm confirming that none of its payments to Party B will be subject to withholding for tax or (ii) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor that has Rated Debt with respect to S&P and Fitch and with the Moody’s First Trigger Required Ratings and (B) could become a party to this Agreement (or party to an agreement in form and substance satisfactory to Party B, the Servicer and the Indenture Trustee) in accordance with Part 5(e) of this Schedule and pursuant to documentation which would not be less favorable to Party B than this Agreement.

“Financial Institution“ means a bank, broker/dealer, insurance company, structured investment vehicle or derivative product company.

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

“Fitch” means Fitch, Inc. or its successor.

“Fitch Approved Ratings” means a long-term unsecured and unsubordinated debt rating from Fitch of at least “A” and a short-term unsecured and unsubordinated debt rating from Fitch of at least “F1”.

“Fitch Required Ratings” means a long-term unsecured and unsubordinated debt rating from Fitch of at least “BBB-”.

“Free Writing Prospectus” means any free writing prospectus prepared in connection with the public offering of the Notes.

“Indenture” means that certain Indenture dated as of the date hereof between Party B, as Issuer, and Citibank, N.A., as Indenture Trustee.

“Moody’s” means Moody’s Investors Service, Inc. or its successor.

“Moody’s Short-term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.

“Notes” mean the asset-backed notes issued by Party B under the Indenture.

“Preliminary Prospectus Supplement” means any preliminary prospectus supplement prepared in connection with the public offering and sale of the Notes.

“Prospectus Supplement” means any prospectus supplement prepared in connection with the public offering and sale of the Notes.

“Rated Debt” means, with respect to a Relevant Entity, (1) in the case of S&P, (i) if such Relevant Entity is not a Financial Institution, S&P assigns (x) a long-term debt rating equal to or higher than “A+” to the counterparty, or (y) assigns a short-term debt rating equal to or higher than “A-1” to the counterparty, or (ii) if such Relevant Entity is a Financial Institution, S&P assigns (x) a long-term debt rating equal to or higher than “BBB+” to the counterparty, or (y) assigns a short-term debt rating equal to or higher than “A-2” to the counterparty, (2) in the case of Moody’s (i) Moody’s assigns (x) a long-term debt rating equal to or higher than “A2” to the counterparty, and (y) a short-term debt rating equal to or higher than “P1” to the counterparty (if the counterparty has both long-term and short-term debt ratings), or (ii) Moody’s assigns a long-term debt rating equal to or higher than “A1” to the counterparty (if the counterparty only has a long-term debt rating) and (3) in the case of Fitch, assigns a long-term unsecured and unsubordinated debt rating from Fitch of at least “A” and a short-term unsecured and unsubordinated debt rating from Fitch of at least “F1”.

“Rating Agencies” means S&P, Moody’s and Fitch.

“Rating Agency Condition” means, with respect to any event or circumstance and each Rating Agency, either (a) written confirmation by such Rating Agency that the occurrence of such event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to any of the Notes or (b) in the case of Moody’s only, that such Rating Agency shall have been given notice of such event or circumstance at least ten days prior to the occurrence of such event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or circumstance will cause it to downgrade, qualify or withdraw its rating assigned to the Notes.

“Relevant Entities” means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies Inc. or its successor.

“Servicer” means Hyundai Motor Finance Company, a California corporation.

(s)	Amendments. Section 9(b) of this Agreement is hereby amended by inserting the following at the end thereof:

it being a further condition to any such amendment or modification that the Rating Agency Condition shall have been satisfied.

(t)	Regulation AB Financial Disclosure.

Subject to the last two paragraphs of this clause (t), so long as Party B, the Depositor or any of such parties’ Affiliates (collectively, “Hyundai”) shall file reports in respect of the Notes with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13(a) or 15(d) of the the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Party A agrees to Deliver within ten (10) calendar days of receipt of a written request therefor by Party B or the Depositor, such information relating to Party A as may be necessary to enable Hyundai to comply with any SEC disclosure requirements, including without limitation information concerning Party A required by Items 1115 of Regulation AB and Forms 8-K, 10-D and 10-K and any information to be provided pursuant to or in accordance with any SEC comments to any of the foregoing; it being understood that Hyundai shall not be required to voluntarily suspend its reporting obligation with respect to the Notes at any time. To the extent necessary to comply with Regulation AB, Party A shall obtain any necessary auditor’s consents related to any financial statements of Party A required to be incorporated by reference into any Free Writing Prospectus, Preliminary Prospectus Supplement or Prospectus Supplement or report filed by Hyundai with the SEC and promptly to forward to the Depositor any such auditor consents obtained. The information provided, or authorized to be incorporated by reference, by Party A pursuant to this Part 5(t) is referred to as the “Additional Information.”

For the purpose of this Part 5(t):

“Deliver” includes actual delivery or transmission of information in an EDGAR-compatible format or, in the case of any financial information required to be delivered pursuant to Item 1115 of Regulation AB and Forms 8-K, 10-D and 10-K, making such financial information available in an EDGAR-compatible format for incorporation by reference to the extent permitted by Regulation AB, together with actual delivery of all necessary auditor’s consents.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval system.

“Regulation AB” means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

If at any time during a period that reports are being filed with respect to Party B and the Notes in accordance with the Exchange Act and the rules and regulations of the SEC, as reasonably calculated by the Depositor, the “significance percentage” of this Agreement for any class of the Notes is 8% or more, Party A shall within five (5) Local Business Days following receipt of request therefor demonstrate to the satisfaction of the the Depositor that it is able to provide the Additional Information required under Item 1115(b)(1) of Regulation AB for Party A. If Party A is unable to satisfy the Depositor as to its ability to provide such information, Party A shall within five (5) Local Business Days following receipt of request therefor, at the sole expense of Party A, without any expense or liability to the Depositor or Party B, either (i) post Eligible Collateral, in form, substance and amount satisfactory to the Depositor, or (ii) cause an Eligible Replacement (which satisfies the Rating Agency Condition and any other requirements of this Agreement, including the requirement to deliver the indemnification and contribution agreement referred to in Part 3(b)) to replace Party A as party to this Agreement that has agreed to Deliver any information, report, certification or accountants’ consent when and as required under this Part 5(t) hereof.

If at any time during a period that reports are being filed with respect to Party B and the Notes in accordance with the Exchange Act and the rules and regulations of the SEC, as reasonably calculated by the Depositor, the “significance percentage” of this Agreement for any class of the Notes is 18% or more, Party A shall within five (5) Local Business Days following receipt of request therefor demonstrate to the satisfaction of the Depositor that it is able to provide the Additional Information required under Item 1115(b)(2) of Regulation AB for Party A. If Party A is unable to satisfy the Depositor as to its ability to provide such information, Party A shall within five (5) Local Business Days following receipt of request therefor, at the sole expense of Party A, without any expense or liability to the Depositor or Party B, cause an Eligible Replacement (which satisfies the Rating Agency Condition and any other requirements of this Agreement, including the requirement to deliver the indemnification and contribution agreement referred to in Part 3(b)) to replace Party A as party to this Agreement that has agreed to Deliver any information, report, certification or accountants’ consent when and as required under this Part 5(t) hereof.

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date first above written.

HYUNDAI AUTO RECEIVABLES TRUST 2007-A

By:	Wilmington Trust Company, not in its individual capacity but solely as owner trustee

By:	/s/ W. Chris Sponenberg
Name: W. Chris Sponenberg
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Jason Saturno
Name: Jason Saturno
Title: Vice President

2007-A Trust Schedule to
ISDA Master Agreement

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